Exhibit 10.2

FORM OF INDEMNIFICATION AGREEMENT

by and among

THE PERSONS LISTED HEREIN

and

OXiGENE, INC.

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of             , 2012, among OXiGENE, Inc., a Delaware corporation (the “Company”), and each of the Indemnitees (as defined below), each in his or her capacity as a member of the Board of Directors or executive management of the Company.

WHEREAS, the persons set forth on Exhibit A hereto (including any successors and/or subsequently elected Directors who shall execute counterpart signature pages in accordance with Section 8(c) hereof, the “Indemnitees”) have each agreed to serve as a member of the Board of Directors or the executive management of the Company;

WHEREAS, the Company desires to indemnify and hold harmless, and to advance expenses on behalf of, the Indemnitees to the fullest extent permitted by applicable law as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:

Section 1. Indemnification and Advancement of Expenses. Subject to the terms and conditions of this Agreement, the Company shall indemnify any Indemnitee as set forth herein to the fullest extent permitted by applicable law as now in effect or as may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were previously permitted hereunder). In furtherance of the foregoing:

(a) The Company hereby agrees to and shall indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party, by reason of the fact that the Indemnitee is or was a Director or executive officer of the Company, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful; provided, however, that no indemnification shall be made under this Section 1(a) in respect of any action, suit or proceeding as to which (i) such Indemnitee is determined by a final judicial decision from which there is no further right to appeal (a “Final Adjudication”) to have not acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, such Indemnitee is determined by a Final Adjudication to have had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b) The Company hereby agrees to and shall indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a Director or executive officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made under this Section 1(b) in respect of any claim, issue or matter as to which (i) such Indemnitee is determined by a Final Adjudication to have not acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) such Indemnitee is determined by a Final Adjudication to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the Final Adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former Director or executive officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1)(a) or (1)(b) hereof, or in defense of any claim, issue or matter therein, in whole or in part, such Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith. Even if such Indemnitee is not entitled hereunder to indemnification for the total amount thereof, the Company shall indemnify such Indemnitee for the portion thereof to which such Indemnitee is entitled. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in any action, suit or proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Expenses (including reasonable attorneys’ fees) incurred by a present or former Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (the “Undertaking”) by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement. Advancements shall be made by the Company within ten (10) days after the receipt by the Company of (i) a statement or statements requesting such advances from time to time and (ii) the Undertaking, whichever is later.

(e) The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise and in any capacity. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under this Agreement, it is the intent of the Parties hereto that the Indemnitees shall enjoy by this Agreement the greater benefits so afforded by such change.

(f) The Company has purchased and shall maintain insurance on behalf of the Indemnitees against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such Indemnitee against such liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall continue as to any Indemnitee who has ceased to be an Indemnitee of the Company and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee.

Section 2. Procedure for Notification and Defense of Claim.

(a) As a condition precedent to the Indemnitee’s right to be indemnified under this Agreement, the Indemnitee must notify the Company in writing as soon as practicable of any proceeding for which indemnity will or could be sought. The Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(b) Subject to the terms and conditions of any applicable insurance policy or policies, the Company will be entitled to participate in the action, suit or proceeding at its own expense.

(c) Except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense thereof, the Company will not be liable to such Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not in fact have employed counsel to assume the defense of the

Indemnitee in connection with such action, suit or proceeding. In any of such cases, the fees and expenses of the Indemnitee’s separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in clause (ii) above.

Section 3. Procedure Upon Application for Indemnification.

(a) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 2(a), any indemnification under Sections (1)(a) or (1)(b) hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in such Sections (1)(a) and (1)(b). Such determination shall be made (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of Directors who are not parties to such action, suit or proceeding designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no Directors who are not parties to such action, suit or proceeding, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Company; and, if it is so determined that the Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(b) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(c) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that such Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its Directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because such Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Directors or independent legal counsel) that such Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such Indemnitee has not met the applicable standard of conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

Section 4. Remedies of Indemnitee.

(a) Subject to Section 4(d), in the event that (i) a determination is made pursuant to Section 3(a) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) the advancement of expenses is not timely made pursuant to Section 1(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 3(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 1(c) or the last sentence of Section 3(b) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 1(a) or 1(b) of this Agreement is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, subject to Sections 5 and 6, the Indemnitee shall be entitled to enforce his or her rights under this Agreement in a court of competent jurisdiction. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which such Indemnitee first has the right to commence such proceeding pursuant to this Section 4(a). The Company shall not oppose such Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 3(a) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and such Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4 the Company shall have the burden of proving such Indemnitee is not entitled to indemnification or advancement of expenses, as the case may be.

(c) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify such Indemnitee against any and all expenses (including reasonable attorneys’ fees) which are incurred by such Indemnitee in connection with any action brought by such Indemnitee for indemnification or advancement of expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, provided such Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, as the case may be.

(d) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the action, suit or proceeding in connection with which such Indemnitee’s rights under this Agreement are being enforced.

Section 5. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Except with respect to any arbitration commenced by the Indemnitee pursuant to Section 4(a) of this Agreement, the Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 7. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the Parties.

Section 8. Amendment; Counterparts; Additional Indemnitees.

(a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.

(b) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.

(c) Persons who become Indemnitees after the date hereof may become a party hereto by executing a counterpart of this Agreement and upon the acknowledgement of such execution by the Company.

Section 9. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the Party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the Party to whom said notice or other communication shall have been directed, or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to the Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as the Indemnitee shall provide to the Company.

(b) If to the Company to:

OXiGENE, Inc.

701 Gateway Blvd, Suite 210

South San Francisco, CA 94080

Attn: Chief Executive Officer

Facsimile: (650) 635-7001

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: Megan N. Gates

Facsimile: (617) 542-2241

or to any other address as may have been furnished to the Indemnitee by the Company.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the day and year first above written.

OXiGENE, INC.

By:
Name:
Title:

INDEMNITEE:

Name:
Title:

Address:_____________________ _____________________

[Signature page to OXiGENE Indemnification Agreement]

EXHIBIT A: Signatories to Indemnification Agreement

Tamar Howson (Director)

Peter Langecker (Chief Executive Officer and Director)

Gerald McMahon (Director)

William Schwieterman (Director)

Alastair Wood (Director)

Barbara Riching (Interim Chief Financial Officer)